Exhibit 99.1

	Contact:	Ralph Finkenbrink Sr. Vice President, CFO	FOR IMMEDIATE RELEASE NASDAQ: NICK Web site: www.nicholasfinancial.com
Nicholas Financial, Inc. Corporate Headquarters		Ph # - 727-726-0763

2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759

Nicholas Financial Reports

3rd Quarter Results

January 30, 2013 – Clearwater, Florida – Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended December 31, 2012 net earnings decreased 15% to $4,566,000 as compared to $5,363,000 for the three months ended December 31, 2011. Per share diluted net earnings decreased 18% to $0.37 as compared to $0.45 for the three months ended December 31, 2011. Revenue increased 4% to $17,889,000 for the three months ended December 31, 2012 as compared to $17,140,000 for the three months ended December 31, 2011.

For the nine months ended December 31, 2012, net earnings decreased 7% to $15,101,000 as compared to $16,186,000 for the nine months ended December 31, 2011. Per share diluted net earnings decreased 9% to $1.24 as compared to $1.35 for the nine months ended December 31, 2011. Revenue increased 4% to $52,940,000 for the nine months ended December 31, 2012 as compared to $50,985,000 for the nine months ended December 31, 2011.

“During the three months ended December 31, 2012, our results were affected by an increase in the net charge-off rate and an after-tax charge of $747,000 or $0.06 per share, which is related to a 5% withholding tax associated with the one-time special cash dividend of $2.00 per share paid in December 2012. The withholding is required under the Canada-United States Income Tax Convention. While competition remains fierce, we are committed to maintaining our conservative underwriting principles. We will continue to develop additional markets and expect to continue our branch network expansion”, stated Peter L. Vosotas, Chairman and CEO.

Nicholas Financial, Inc. is one of the largest publically traded specialty consumer finance companies in North America. The Company operates branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,100,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc. news releases and public filings please visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2012. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended December 31,		Nine months ended December 31,
	2012	2011	2012	2011
Revenue:
Interest and fee income on finance receivables	$17,879	$17,127	$52,911	$50,950
Sales	10	13	29	35

	17,889	17,140	52,940	50,985
Expenses:
Operating	7,120	6,695	21,453	20,109
Dividend tax	1,287	60	1,419	120
Provision for credit losses	819	455	1,138	712
Interest expense	1,275	1,237	3,717	3,703
Change in fair value of interest rate swaps	(37)	—	646	—

	10,464	8,447	28,373	24,644
Operating income before income taxes	7,425	8,693	24,567	26,341
Income tax expense	2,859	3,330	9,466	10,155

Net income	$4,566	$5,363	$15,101	$16,186

Earnings per share:
Basic	$0.38	$0.46	$1.26	$1.38

Diluted	$0.37	$0.45	$1.24	$1.35

Dividends declared per share	$2.12	$0.10	$2.34	$0.20

Weighted average shares	11,982,000	11,783,000	11,962,000	11,733,000

Weighted average shares and assumed dilution	12,193,000	12,050,000	12,192,000	12,015,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	December 31,	March 31,
	2012	2012
Cash	$4,667	$2,803
Finance receivables, net	246,343	242,349
Other assets	12,455	12,084

Total assets	$263,465	$257,236

Line of credit	$130,500	$112,000
Other liabilities	9,025	9,297

Total liabilities	139,525	121,297

Shareholders’ equity	123,940	135,939

Total liabilities and shareholders’ equity	$263,465	$257,236

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	Three months ended December 31,		Nine months ended December 31,
Portfolio Summary	2012	2011	2012	2011

Average finance receivables, net of unearned interest (1)	$281,553,866	$274,595,968	$281,242,951	$272,213,775

Average indebtedness (2)	$114,131,239	$116,000,000	$111,293,746	$116,668,640

Interest and fee income on finance receivables (3)	$17,878,745	$17,126,855	$52,910,831	$50,950,173

Interest expense	1,275,015	1,236,866	3,717,386	3,702,737

Net interest and fee income on finance receivables	$16,603,730	$15,889,989	$49,193,445	$47,247,436

Weighted average contractual rate (4)	23.34%	23.79%	23.55%	23.87%

Average cost of borrowed funds (2)	4.47%	4.27%	4.45%	4.23%

Gross portfolio yield (5)	25.40%	24.95%	25.08%	24.96%

Interest expense as a percentage of average finance receivables, net of unearned interest	1.81%	1.80%	1.76%	1.81%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	1.16%	0.66%	0.54%	0.35%

Net portfolio yield (5)	22.43%	22.49%	22.78%	22.80%

Marketing, salaries, employee benefits, depreciation, dividend tax and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	11.86%	9.76%	10.76%	9.82%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	10.57%	12.73%	12.02%	12.98%

Write-off to liquidation (8)	7.94%	7.16%	6.82%	5.96%

Net charge-off percentage (9)	6.75%	5.70%	5.74%	4.69%

Note: All three and nine month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all automobile finance installment contracts purchased and direct consumer loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $54,000 and $51,000 during the three-month periods ended December 31, 2012 and 2011, respectively, and $172,000 and $167,000 during the nine-month periods ended December 31, 2012 and 2011, respectively. The numerators for the three and nine months include a tax associated with cash dividends. In December 2012, this amount was substantial due to a $2.00 special cash dividend. Absent the dividend tax, the percentages would have been 10.03% and 10.08% for the three and nine months ended December 31, 2012, and 9.67% and 9.76% for the three and nine months ended December 31, 2011.

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(7)	Pre-tax yield represents net portfolio yield minus administrative expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”):

		Delinquencies
Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	91 + days	Total
December 31, 2012	$380,519,395	$17,287,813	$4,529,766	$2,254,123	$24,071,702
		4.54%	1.19%	0.59%	6.32%

December 31, 2011	$375,306,050	$13,643,453	$3,129,675	$1,125,631	$17,898,759
		3.64%	0.83%	0.30%	4.77%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	91 + days	Total
December 31, 2012	$8,861,098	$116,251	$29,295	$22,501	$168,047
		1.31%	0.33%	0.25%	1.89%

December 31, 2011	$6,481,305	$98,826	$11,716	$5,662	$116,204
		1.53%	0.18%	0.09%	1.80%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended December 31,		Nine months ended December 31,
Contracts	2012	2011	2012	2011
Purchases	$31,417,597	$32,476,531	$107,893,529	$104,032,460
Weighted APR	23.10%	23.62%	23.37%	23.75%
Average discount	7.92%	8.41%	7.85%	8.46%
Weighted average term (months)	50	49	49	49
Average loan	$10,459	$9,990	$10,228	$9,928
Number of contracts	3,004	3,251	10,549	10,479

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